Exhibit 99.2

To our shareholders:

Year 2000 in Review

            The year 2000 proved to be a challenging one for GalaGen.  Following 1999’s record sales, we started the year expecting to achieve modest revenue growth while making further progress in building awareness for the Proventra™ brand and adding more alliances with key strategic partners.  As the year unfolded, we encountered a need to further assist our partners with work required to help them bring to market consumer products incorporating our immune-enhancing ingredients.

            As a result, our net loss widened in 2000 due to slower product sales and licensing revenues coupled with increases in product development expenses, particularly for emerging consumer products.  Our net loss in 2000 also includes a one-time, non-cash charge of approximately $750,000, or $.07 per share, to reflect the cumulative effect of a change in our method of recognizing revenues from licensing agreements.  This change was made effective in the fourth quarter of 2000 in accordance with the Securities and Exchange Commission directive published in its Staff Accounting Bulletin No. 101.

            Our Annual Report on Form 10-K, filed with the Securities and Exchange Commission, includes a qualified report from our independent auditors on our 2000 financial statements.  The report notes that we are dependent on raising additional capital to continue our operations.  We continue to work on financing the business to enable the company to pursue its strategies for bringing to market functional food and nutraceutical products incorporating Proventra’s immune-enhancing capabilities.  As of the end of March 2001, we are negotiating terms of a proposed financing transaction.  While there can be no assurance that the proposed transaction will occur, we believe that acceptable terms for a financing transaction can be negotiated and completed on a timely basis to meet our cash flow requirements.  With this proposed financing, we should be on track to continue the work needed to make our Proventra™ ingredient a better fit for the needs of our partners and thereby establish GalaGen as a successful business focused on providing health-enhancing food ingredients for consumer applications.

Creating the Right Proposition for Partners

            GalaGen has been highly successful in establishing alliances with strategic partners that are recognized leaders in a broad array of categories.  Our success in forming alliances with key partners results from our focus on understanding their businesses.  We approach our partners not merely with the offer of access to a unique, immune-enhancing ingredient, but with thoughtful business plans showing how our proprietary technology can help them derive more value from existing brands or build new franchises based on their respective business models, market positions and distinctive strengths.

            Through this approach, we learned that our customers – especially customers in the food and beverage businesses – seek certain attributes in a health-enhancing ingredient that will help them support specific health and wellness claims for their particular brands or trademarks.  In particular, food and beverage companies operate within short product development and time-to-market cycles.  As a result, they require that any health-enhancing ingredients that will be used to distinguish their products in the marketplace be backed – at the time the product is introduced – by validation of the specific health-enhancing claims made for that product.

            We are encouraged by significant emphasis that is being placed on this emerging category of functional foods and nutraceuticals by major companies from different sectors.  Our observation of early market launches by others indicates that key success factors are consumer education and the identification of appropriate market channels and product categories. This validates our strategy of partnering with market leaders, because they will have the resources to build market understanding and demand.  Because of the marketing commitment and evolution in consumer understanding that is required, these same market leaders want the strongest and broadest possible scientific and clinical information to support their market positioning.

            We already have strong scientific evidence of the immune-enhancing benefits of our Proventra™ brand ingredient.  In 2001, we are continuing our program to reaffirm the specific and targeted health-enhancing properties of our Proventra™ product that are most important to our partners’ efforts to introduce consumer products incorporating our ingredient.   We will benefit in this effort from our leadership in ingredient science.  By documenting specific health benefits and intake levels of Proventra™ through additional human studies, we can make Proventra™ a turnkey solution for customers interested in creating new food products with defensible, demonstrable health-enhancing attributes.

Financing a Transition Year

            While we focus on studies further confirming Proventra’s health benefits and appropriate use levels across all age groups, revenues will occur sporadically, typically as we sign agreements with new partners.  Such new agreements may develop more slowly in the near term.  We have already secured agreements with more patient, development-oriented, early-adopter companies and our immediate focus will be less on new partnerships and more on supporting our existing partners by creating the additional validation and certification data needed to make Proventra™ a more compelling proposition as an immune-enhancing ingredient.  In addition, royalty or ingredient sales revenues will materialize more gradually until new products incorporating our ingredients reach the market.

            As a result, we undertook efforts to raise new financing for the company over the course of the past year and into 2001.  In October 2000, we raised $1.4 million through the private placement of 1,750,000 shares of common stock.  In addition, as noted above, as of the end of March 2001, we are negotiating terms of a proposed additional financing.

Strategic Advantages

            Immune enhancement is the health benefit consumers most desire from a dietary supplement or functional food, according to opinion research conducted by The Gallup Organization.  Our mission is to become the leading presence in foods, beverages and dietary supplements that help strengthen the immune system and take advantage of all the benefits offered by our colostrum technology.  In acting on our mission, we expect to benefit from several distinct advantages:

•	Platform Technology. We can address multiple health conditions with our proprietary immunization technologies. We have a true “platform technology” that delivers basic immunity benefits “as is” and that can be modified to create specific colostrums for targeted conditions. We are able to produce antibodies targeting specific problem germs. These “targeted” colostrum products can benefit women’s and children’s health and oral care, for example. Furthermore, our technology allows us to concentrate our ingredients in a manner that enables their application in many forms, such as supplements, beverages and snack foods. Other colostrum products do not enjoy similar flexibility in their application.

•	Proven ability to forge alliances. Our skill at combining technological know-how with business discipline has enabled us to win relationships with category leaders in foods, beverages, dietary supplements, pharmaceuticals and cosmetics. Our roster of licensed partners currently includes such companies as the Wyeth-Ayerst division of American Home Products; Novartis Consumer Health; and Hormel HealthLabs. We have also formed supply arrangements with companies such as General Nutrition Corporation and Estee Lauder. These relationships and others we expect to forge in the future provide us with broad reach into the marketplace.

•	Patent protection on our ingredient. We hold exclusive patents for combining colostrum with probiotics and fibers or prebiotics to create enhanced immune effects. These patents not only protect our intellectual property, but also enable us to offer customers the extra value inherent in patent-protected products.

•	Proprietary manufacturing processes. Our patented, proprietary processes retain the effectiveness of the antibodies in colostrum and enable us to create a concentrated product so that the amounts required to provide immune-enhancing benefits do not affect the taste or texture of the food products in which our colostrum is used.

            We continue to benefit from the sustained high level of interest among major corporations in the health and wellness benefits our Proventra™ product can deliver.  In 2001, we are taking actions that will enable us to accelerate our progress toward predictable and sustainable revenues.  Our priority is to further validate and certify our technology to facilitate its quick incorporation into food and beverage products reaching the mass market and ensuring their success.  We appreciate the patience our investors have shown and look forward to updating you on our progress in the coming year.

Henry J. Cardello	Robert A. Hoerr, M.D., Ph.D.
President & Chief Executive Officer	Chairman & Chief Technology Officer